Immediatek™

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
500,000,000 SHARES COMMON STOCK AUTHORIZED
5,000,000 SHARES PREFERRED STOCK AUTHORIZED

5156

[redacted]

CUSIP 45252S 20 7

SEE REVERSE FOR CERTAIN DEFINITIONS

This certifies that ***[redacted]***

is the owner of

***TWENTY [redacted] ***

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to rule 144 under the Securities Act of 1933.

Immediatek, Inc.

transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. The certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid unless countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.

COUNTERSIGNED:
PACIFIC STOCK TRANSFER COMPANY
500 E Warm Springs Road, Suite 240
Las Vegas, NV 89119

By____________
AUTHORIZED SIGNATURE

DATED November 2, 2004

PRESIDENT/
SECRETARY